Exhibit 99.1

RYAM Announces Amendment to Term Loan Credit Agreement

JACKSONVILLE, Fla., January 2, 2024 - Rayonier Advanced Materials Inc. (NYSE: RYAM) (the “Company”), the global leader in High Purity Cellulose, today announced that it has reached an agreement with lenders under its Term Loan Credit Agreement to obtain financial covenant relief for the period beginning with the fourth quarter of the Company’s 2023 fiscal year through the end of its 2024 fiscal year.

The amendment amends that certain Term Loan Credit Agreement, dated as of July 20, 2023 (the “Term Loan Credit Agreement”), to, among other things, increase the maximum consolidated secured net leverage ratio, as defined in the Term Loan Credit Agreement, that RYAM must maintain through its 2024 fiscal year. Pursuant to the amendment, RYAM is required to maintain a consolidated secured net leverage ratio of 5.25 to 1.00 for the fourth fiscal quarter of 2023 through the second fiscal quarter of 2024, 5.00 to 1.00 for the third fiscal quarter of 2024, 4.75 to 1.00 for the fourth fiscal quarter of 2024 and 4.50 to 1.00 for each fiscal quarter thereafter. RYAM agreed to pay the lenders under the Term Loan Credit Agreement certain fees in connection with the amendment.

“Working collaboratively with our lenders at Oaktree, we reached an amendment that gives us access to liquidity and provides operational flexibility to execute our strategy,” said De Lyle Bloomquist, President and Chief Executive Officer. “While we remain confident that we could have managed within the covenant, the added flexibility should provide comfort to key stakeholders, including debt and equity investors, as we execute on our strategy to improve the balance sheet and grow our biomaterials business.”

Wachtell, Lipton, Rosen & Katz served as legal counsel to RYAM and Sullivan & Cromwell LLP served as legal counsel to Oaktree in this transaction. Additional details of the transaction will be issued in a Form 8-K filed with the SEC.

About RYAM

RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly used in the production of filters, food, pharmaceuticals, and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada, and France, RYAM employs approximately 2,500 people and generated $1.7 billion of revenues in 2022. More information is available at www.RYAM.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal, or other outcomes, including business and market conditions, outlook, and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate,” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events, and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

Contacts:

Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

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